                                                                                                  EXHIBIT 99
                                          SOUTHWEST GAS CORPORATION
                                         SUMMARY STATEMENTS OF INCOME
                                   (In thousands, except per share amounts)
                                                  (Unaudited)
                                                                SIX MONTHS ENDED        TWELVE MONTHS ENDED
                                                                    JUNE 30,                  JUNE 30,
                                                             ----------------------    ---------------------
                                                                1996         1995         1996        1995
- ------------------------------------------------------------------------------------------------------------
Gas operating revenues                                       $ 291,065    $ 325,710    $ 528,857   $ 609,345
Net cost of gas purchased                                      115,157      153,666      188,947     258,154
- ------------------------------------------------------------------------------------------------------------
Operating margin                                               175,908      172,044      339,910     351,191
Operations and maintenance expenses                             95,471       93,722      189,718     185,839
Depreciation, amortization, and general taxes                   47,854       44,366       93,153      85,999
- ------------------------------------------------------------------------------------------------------------
Operating income                                                32,583       33,956       57,039      79,353
Net interest deductions                                         26,008       26,361       53,002      52,348
Preferred securities distribution                                2,738           --        3,651          --
- ------------------------------------------------------------------------------------------------------------
Pre-tax utility income                                           3,837        7,595          386      27,005
Utility income tax expense (benefit)                             1,124        2,905         (923)      9,805
- ------------------------------------------------------------------------------------------------------------
Net utility income                                               2,713        4,690        1,309      17,200
Other income (expense), net                                       (243)        (192)        (683)       (176)
- ------------------------------------------------------------------------------------------------------------
Contribution to net income - gas operations                      2,470        4,498          626      17,024
- ------------------------------------------------------------------------------------------------------------

Equity in earnings of Northern Pipeline                            577           --          577          --
Acquisition carrying costs, net of tax                            (131)          --         (131)         --
- ------------------------------------------------------------------------------------------------------------
Contribution to net income - Northern Pipeline                     446           --          446          --
- ------------------------------------------------------------------------------------------------------------

Discontinued operations - PriMerit Bank - NOTE 2                    --          806      (18,342)      1,653
- ------------------------------------------------------------------------------------------------------------

Net income (loss)                                                2,916        5,304      (17,270)     18,677
Preferred & preference dividends                                    --          190          117         423
- ------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock                 $   2,916    $   5,114    $ (17,387)  $  18,254
============================================================================================================
Earnings per share from gas segment                          $    0.10    $    0.19    $    0.02   $    0.77
Earnings per share from Northern Pipeline                         0.02           --         0.02          --
Earnings (loss) per share from discontinued operations              --         0.04        (0.74)       0.07
- ------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock                    $    0.12    $    0.23    $   (0.70)  $    0.84
============================================================================================================
Average outstanding common shares                               25,211       22,110       24,773      21,615
============================================================================================================

                                 See Notes to Summary Financial Statements.
/TABLE

                                      SOUTHWEST GAS CORPORATION
                                        SUMMARY BALANCE SHEET
                                          AT JUNE 30, 1996
                                           (In thousands)
                                             (Unaudited)

ASSETS
UTILITY PLANT
  Gas plant, net of accumulated depreciation                               $  1,162,187
  Construction work in progress                                                  27,287
                                                                           ------------
    Net utility plant                                                         1,189,474
                                                                           ------------
OTHER PROPERTY AND INVESTMENTS
  Investment in discontinued operations - PriMerit Bank - NOTE 2                175,118
  Investment in Northern Pipeline Construction Co.                               24,577
  Other                                                                          36,532
                                                                           ------------
    Total other property and investments                                        236,227
                                                                           ------------
CURRENT AND ACCRUED ASSETS
  Cash, working funds and temporary cash investments                              9,480
  Receivables - less reserve of $1,486 for uncollectibles                        23,446
  Accrued utility revenue                                                        19,964
  Other                                                                          48,143
                                                                           ------------
    Total current and accrued assets                                            101,033
                                                                           ------------
DEFERRED DEBITS
  Unamortized debt expense                                                       13,029
  Other deferred debits                                                          32,920
                                                                           ------------
    Total deferred debits                                                        45,949
                                                                           ------------
    TOTAL ASSETS                                                           $  1,572,683
                                                                           ============

CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS
CAPITALIZATION
  Common stockholders' equity
    Common stock equity, $1 par, 26,403 shares outstanding                 $    370,698
    Retained earnings                                                             9,411
                                                                           ------------
      Total common stockholders' equity                                         380,109        32.4%
  Preferred securities of Southwest Gas Capital I, 9.125%                        60,000         5.1
  Long-term debt - NOTE 3                                                       733,576        62.5
                                                                           ------------   ----------
      Total capitalization                                                    1,173,685       100.0%
                                                                           ------------   ==========
CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                                  45,000
  Accounts payable                                                               29,631
  Customer deposits                                                              21,020
  Taxes accrued (including income taxes)                                         31,696
  Deferred purchased gas costs                                                   46,398
  Other                                                                          41,317
                                                                           ------------
      Total current and accrued liabilities                                     215,062
                                                                           ------------
DEFERRED CREDITS
  Deferred investment tax credits                                                19,440
  Deferred income taxes                                                         123,622
  Other                                                                          40,874
                                                                           ------------
      Total deferred credits                                                    183,936
                                                                           ------------
      TOTAL CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS               $  1,572,683
                                                                           ============


                            See Notes to Summary Financial Statements.

/TABLE

                            SOUTHWEST GAS CORPORATION
                         SUMMARY STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                 (In thousands)
                                  (Unaudited)

[S]
CASH FLOWS FROM OPERATIONS:
  Net income                                                         $    2,916
  Adjustments to reconcile net income to net
    cash provided from operating activities:
      Depreciation and amortization                                      32,991
      Change in receivables and payables                                 25,821
      Change in gas cost related balancing items                         15,174
      Change in accrued taxes                                             4,095
      Change in deferred taxes                                           (2,882)
      Allowance for funds used during construction                         (767)
      Other                                                              (2,654)
                                                                     ----------
        Net cash provided from operating activities                      74,694
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from stock issuance                                        8,069
  Stock issuance - Northern Pipeline acquisition                         24,000
  Dividends paid                                                        (10,427)
  Change in notes payable                                                 8,000
  Long-term debt issuance, net                                            5,849
  Other                                                                   1,269
                                                                     ----------
        Net cash provided from financing activities                      36,760
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                             (86,770)
  Investment in Northern Pipeline                                       (24,000)
  Other                                                                  (2,091)
                                                                     ----------
       Net cash used in investing activities                           (112,861)
                                                                     ----------

Change in cash and temporary cash investments                            (1,407)
Cash at beginning of period                                              10,887
                                                                     ----------
Cash at end of period                                                $    9,480
                                                                     ==========
SUPPLEMENTAL INFORMATION:
Interest paid, net of amounts capitalized                            $   29,937
Income taxes, net of refunds                                         $    4,301

                    See Notes to Summary Financial Statements.

                            SOUTHWEST GAS CORPORATION
                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                        (In thousands, except par values)
                                  (Unaudited)



NOTE 1 - BASIS OF PRESENTATION:

  The financial statements have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for Northern Pipeline Construction Co. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's operating segments.

NOTE 2 - DISCONTINUED OPERATIONS:

  In January 1996, Southwest Gas Corporation (the Company) reached an agreement to sell PriMerit Bank (PriMerit) to Norwest Corporation. Discontinued operations includes the net income of PriMerit and its subsidiaries on a stand-alone basis as adjusted, reduced by allocated carrying costs associated with the Company's investment in PriMerit (principally interest) net of taxes. The discontinued operations also includes the estimated loss on the disposition. The sale of PriMerit to Norwest was completed in July 1996.


NOTE 3  - LONG-TERM DEBT:

  Commercial paper facility                                         $  200,000
  Debentures:
     Debentures, 9% series A, due 2011                                  26,838
     Debentures, 9% series B, due 2011                                  31,158
     Debentures, 8.75% series C, due 2011                               18,323
     Debentures, 9.375% series D, due 2017                             120,000
     Debentures, 10% series E, due 2013                                 23,069
     Debentures, 9.75% series F, due 2002                              100,000
  Industrial development revenue bonds - net of funds heldin trust     223,840
  Unamortized discount on long-term debt                                (9,652)
                                                                    ----------

  TOTAL LONG-TERM DEBT                                              $  733,576
                                                                    ==========

  ESTIMATED CURRENT MATURITIES                                      $  120,000
                                                                    ==========
/TABLE

                            SOUTHWEST GAS CORPORATION
                            SELECTED STATISTICAL DATA
                                 JUNE 30, 1996


FINANCIAL STATISTICS
Market value to book value per share at quarter end                     112%
Twelve months to date return on equity  -- total company              (4.7)%
                                        -- gas segment                  0.2%
Common stock dividend yield at quarter end                              5.1%


GAS OPERATIONS SEGMENT
                                                                                                  Authorized
                                                                Authorized       Authorized       Return on
                                                                 Rate Base         Rate of          Common
Rate Jurisdiction                                              (In thousands)      Return           Equity
- -----------------------                                        --------------  --------------   --------------
Central Arizona                                                $    267,348           9.13%           10.75%
Southern Arizona                                                    157,620           9.12            11.00
Southern Nevada                                                     184,673           8.89            11.55
Northern Nevada                                                      47,695           9.16            11.55
Southern California                                                  69,486           9.94            11.35
Northern California                                                   9,521          10.02            11.35
Paiute Pipeline Company                                              61,057          10.09            12.50


SYSTEM THROUGHPUT BY CUSTOMER CLASS
                                                                    SIX MONTHS ENDED              TWELVE MONTHS ENDED
                                                                         JUNE 30,                      JUNE 30,
                                                                --------------------------    ---------------------------
                     (In dekatherms)                                1996           1995           1996            1995
- -------------------------------------------------------------------------------------------------------------------------
Residential                                                      28,320,580     28,889,283     41,704,732      45,836,876
Small commercial                                                 13,845,218     13,919,969     22,874,442      23,740,156
Large commercial                                                  4,084,374      4,570,048      7,858,394       9,204,993
Industrial / Other                                                2,900,420      4,092,423      5,829,712       8,599,301
Transportation                                                   42,930,403     46,964,610     97,566,915      98,628,474
- -------------------------------------------------------------------------------------------------------------------------
Total system throughput                                          92,080,995     98,436,333    175,834,195     186,009,800
=========================================================================================================================


HEATING DEGREE DAY COMPARISON
- -------------------------------------------------------------------------------------------------------------------------
Actual                                                                1,249          1,538          1,684           2,418
Ten year average                                                      1,414          1,598          2,035           2,350
=========================================================================================================================

/TABLE